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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33326289, 33326291, 33326113, 33307627, 33307201,
33307203, 33303213, 3395742, 3395746, 3395748, 3390874, 3390876, 3388444,
3388442, 3371556, 3367752, 3364952, 3346847, 33346489, 33360729) of Medaphis
Corporation of our report dated February 10, 1999 appearing in Medaphis Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Atlanta, Georgia
March 18, 1999